Exhibit 99.1

urban-gro, Inc. Announces US$6 Million Debt Financing Package

New Loan Refinances US$2 Million Existing Debt and Provides a US$4 Million Revolving Working Capital Credit Facility

FOR IMMEDIATE RELEASE

Lafayette, CO (February 21, 2020) – urban-gro, Inc. (OTCQX: UGRO) (“urban-gro” or the “Company”), a leading engineering design services company that integrates complex equipment systems into high-performance indoor cannabis cultivation facilities around the world, is pleased to announce today that it has executed a definitive loan agreement for the provision of a credit facility in the aggregate principal amount of US$6 million (the “Credit Facility”) with an institutional lender (the “Lender”). The Credit Facility, which is comprised of a US$2 million senior secured demand term loan and a US$4 million secured demand revolving loan, is expected to close on or about February 25, 2020 and remains subject to customary closing conditions.

Proceeds from the Credit Facility will be used to refinance existing indebtedness and for general working capital purposes.

“Despite difficult capital market conditions, we continue to see an acceleration in demand for our services across North America and Europe. We believe the completion of this financing will provide us with the resources needed to service our anticipated growth,” said Bradley Nattrass, CEO and Chairman of urban-gro. “

“This financing is expected to significantly strengthen the Company’s balance sheet and lower its cost of capital, realigning the Company on a path to positive cash flow. This is urban-gro’s number one priority,” said Dick Akright, Chief Financial Officer of urban-gro.

Separately, the Company has extended its existing US$1 million note with James Lowe, a director of the Company.

INFOR Financial Inc. acted as the exclusive financial advisor to the Company in connection with the financing.

About urban-gro, Inc.

urban-gro, Inc. (OTCQX: UGRO) is a leading engineering design services company that integrates complex equipment systems into high performance indoor cannabis cultivation facilities around the world. Our highly tailored, plant-centric approach to design, procurement, and systems integration provides a single point of accountability throughout the project lifecycle. urban-gro further ensures operational efficiency and economic advantage for commercial cultivators through a full spectrum of professional services and product solutions focused on facility optimization and promoting environmental health. In every engagement, our unwavering focus is on solutions that ensure success. Visit www.urban-gro.com to learn more. Follow urban-gro on Instagram, Facebook, Twitter and LinkedIn.

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Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the timing and the completion of the subject financing, the Company’s future capital requirements and future growth potential for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by us with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the SEC. Among other matters, we may not be able to sustain growth or achieve profitability based upon many factors, including, but not limited to, general market conditions and regulatory uncertainty. Reference is hereby made to the cautionary statements set forth in our most recent SEC filings. We have incurred and will continue to incur significant expenses to facilitate our growth objectives and there can be no assurance that we will generate enough revenues to offset these costs in both the near and long term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon geopolitical and other considerations in the jurisdictions in which we operate, the impact of which cannot be predicted at this time.

Investor Relations Contact

Dan Droller

urban-gro, Inc.

Executive Vice President, Corporate Development

Email: investors@urban-gro.com

Phone: (914) 843-5613

Media Contact

Anne Graf

KCSA Strategic Communications

Email: agraf@kcsa.com

Phone: (786) 390-2644

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